EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webster Financial Corporation:



We consent to incorporation by reference of our report dated January 23, 2001, which report appears in the December 31, 2000 annual report on Form 10-K of Webster Financial Corporation, incorporated by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3 related to the registration of shares for the acquisition of Musante Reihl Associates, Inc. by Webster Financial Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP


Hartford, Connecticut
June 4, 2001